EXHIBIT 99.1

United Development Funding IV Announces Monthly Distributions for First Quarter 2015

Grapevine, TX, January 5, 2015 – United Development Funding IV ("UDF IV") (NASDAQ: UDF) announced today that its board of trustees has authorized monthly distributions of $0.1367 per share for the first quarter of 2015 payable on January 26, February 25 and March 25, 2015 to shareholders of record at the close of business on January 15, February 13 and March 13, 2015, respectively.

The Trust reiterates its guidance to declare distributions of approximately $1.75 per share and to earn between $1.80 and $1.90 per share in fiscal 2015.  Distributions declared in fiscal 2014 totaled $1.68 per share, with $1.64 per share declared as regular monthly distributions and $0.04 per share declared as a special distribution to shareholders of record as of November 28, 2014.

About United Development Funding IV

United Development Funding IV is a publicly traded Maryland real estate investment trust listed on The NASDAQ Global Select Market. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise. Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to: changes in general economic conditions, the real estate market and the credit market; increases in development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates; our borrowers’ inability to sell residential lots; potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; changes in property taxes; legislative and regulatory changes, including changes to laws governing the taxation of REITs; the availability of capital and financing; restrictive covenants in our credit facilities; and our ability to remain qualified as a REIT.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts:

Jeff Cronin	Stacey Dwyer
DDCWorks	United Development Funding IV
jcronin@ddcworks.com	sdwyer@umth.com
Ph: 484-342-3600	Ph: 817-835-0650